Exhibit 99.1

NanoVibronix Receives Reimbursement Approval from U.S. Centers for Medicare & Medicaid Services (CMS) for PainShield™

Enables Providers to Prescribe PainShield to Help Individuals Manage Pain at Home, Avoiding Unnecessary Doctor Visits and Hospitalization During COVID-Related Stay-At-Home Proclamations

ELMSFORD, N.Y., April 1, 2020 (GLOBE NEWSWIRE) -- NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company that produces the PainShield® Surface Acoustic Wave (SAW) Portable Ultra Sonic therapeutic device, today announced that the U.S. Centers for Medicare and Medicaid Services (CMS) has approved its PainShield™ for reimbursement for Medicare beneficiaries on a national basis effective January 2020.

“PainShield provides an effective alternative to pharmaceuticals for pain management and can be used in a variety of settings including the safety of a patient’s home, which has become increasingly important in light of the coronavirus (COVID-19) pandemic,” said Brian Murphy, CEO of NanoVibronix. “Receiving CMS approval increases the number of providers who may prescribe PainShield as a means for patients, particularly Medicare beneficiaries who may be at a higher risk of infection, to manage their pain while maintaining safe distances and reducing contact in clinical settings. Obtaining this approval strengthens our opportunities to secure private label partners in the United States”.

The company was notified on March 30, 2020 that its Medicare Enrollment Application was approved, and it is now an approved Medicare Supplier for DME through the National Supplier Clearinghouse, Palmetto-GBA as well as Noridian Administrative Services, LLC, the two Medicare Administrative Contractors that handle DME reimbursement nationwide.

PainShield is now available for Medicare reimbursement on a national level under new HCPCS (Healthcare Common Procedure Coding System) code K1004.

PainShield is an ultrasound device, consisting of a reusable driver unit and a disposable patch, which contains a proprietary therapeutic transducer. PainShield delivers a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area, while keeping the level of ultrasound energy at a safe and consistent level. Its range of applications includes acute and chronic pain resolution through its many mechanisms of action. PainShield can be used by patients at home or work or in a clinical setting and can be used even while the patient is sleeping. Patient benefits include ease of application and use, faster recovery time, high compliance, and increased safety and efficacy over existing devices that rely on higher-frequency ultrasound.

About NanoVibronix

NanoVibronix Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, which is focused on developing medical devices utilizing its proprietary and patented low intensity surface acoustic wave (SAW) technology. This technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including the disruption of biofilms and bacteria colonization, as well as providing pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield™ and WoundShield™. Additional information about the Company is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results (iv) an inability to secure regulatory approvals for the sale of our products, (v) intense competition in the medical device industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) insufficient or inadequate reimbursement by governmental and other third party payers for our products, ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xii) our reliance on single suppliers for certain product components, (xiii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital may not be available, or may be costly, dilutive or difficult to obtain and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Nanovibronix Inc

bmurphy@nanovibronix.com

(630) 338-5022

Or:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.